UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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SALISBURY BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SALISBURY BANCORP, INC.

5 BISSELL STREET

P. O. BOX 1868

LAKEVILLE, CONNECTICUT 06039-1868

(860) 435-9801

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2014

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Shareholders (“Annual Meeting”) of Salisbury Bancorp, Inc. (“Salisbury”) will be held at 4:00 p.m. Eastern Time on Wednesday, May 14, 2014 at The Hotchkiss School, (Griswold Science Building located off Route 41), 11 Interlaken Road, Lakeville, Connecticut 06039, for the following purposes:

1.	To elect three (3) directors, each to serve for a three (3) year term who, with the seven (7) directors whose terms do not expire at this meeting, shall constitute the full Board of Directors of Salisbury.
2.	To ratify the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors for Salisbury for the fiscal year ending December 31, 2014.
3.	To approve, on a Non-binding Advisory Basis, the Compensation of the Named Executive Officers.
4.	To transact such other business as may properly come before the Annual Meeting, or any adjournment(s) thereof.

Only those Shareholders of record at the close of business on the 21st day of March, 2014 are entitled to notice of, and to vote at, this Annual Meeting or any adjournment(s) thereof. In order that you may be represented at the Annual Meeting, please complete, date, sign and mail promptly the enclosed proxy for which a postage-prepaid return envelope is provided.

Directions to The Hotchkiss School (Griswold Science Building) may be obtained by writing to Shelly L. Humeston, Secretary, Salisbury Bank and Trust Company, 5 Bissell Street, P.O. Box 1868, Lakeville, Connecticut 06039-1868 or by calling 1-860-435-9801 or toll-free at 1-800-222-9801.

BY ORDER OF THE BOARD OF DIRECTORS OF SALISBURY BANCORP, INC.

Shelly L. Humeston
Secretary
April 7, 2014
Lakeville, CT

SHAREHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE ANNUAL MEETING. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED, AND ANY SHAREHOLDER WHO EXECUTES AND RETURNS A PROXY AND WHO ATTENDS THE ANNUAL MEETING MAY WITHDRAW THE PROXY AT ANY TIME BEFORE IT IS VOTED AND VOTE HIS OR HER SHARES IN PERSON. A PROXY MAY ALSO BE REVOKED BY GIVING NOTICE TO SHELLY L. HUMESTON, SECRETARY OF SALISBURY, 5 BISSELL STREET, P. O. BOX 1868, LAKEVILLE, CT 06039-1868, IN WRITING PRIOR TO THE TAKING OF A VOTE.

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SALISBURY BANCORP, INC.

5 BISSELL STREET

P.O. BOX 1868

LAKEVILLE, CONNECTICUT 06039-1868

(860) 435-9801

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2014

INTRODUCTION

The enclosed proxy card (the “Proxy”) is solicited by the Board of Directors (the “Board of Directors”) of Salisbury Bancorp, Inc. (“Salisbury”), for use at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 14, 2014, at 4:00 p.m. Eastern Time, at The Hotchkiss School, (Griswold Science Building located off Route 41), 11 Interlaken Road, Lakeville, Connecticut 06039, and at any and all adjournments thereof. Any Proxy given may be revoked at any time before it is actually voted on any matter in accordance with the procedures set forth on the Notice of Annual Meeting. This Proxy Statement and the enclosed form of Proxy are being mailed to shareholders (the “Shareholders”) beginning on or about April 7, 2014. The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by Salisbury. In addition, proxies may be solicited by Directors, officers and employees of Salisbury and Salisbury Bank and Trust Company (the “Bank”) personally by telephone or other means. Salisbury will reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable and actual costs in sending the proxy materials to the beneficial owners of Salisbury’s common stock (the “Common Stock”).

If your shares are in a brokerage or fiduciary account, your broker or bank will send you a voting instruction form instead of a Proxy. Please follow the instructions on such form to instruct your broker or bank how to vote your shares. If you wish to attend the meeting and vote your shares in person, you must follow the instructions on the voting instruction form to obtain a legal proxy from your broker or bank.

VOTING, QUORUM AND VOTES REQUIRED

The Board of Directors has fixed the close of business on March 21, 2014 as the record date (the “Record Date”) for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 1,711,121 shares of Salisbury’s Common Stock (par value $.10 per share) were outstanding and entitled to vote and held by approximately 1,713 Shareholders of Record. Each share of Common Stock is entitled to one vote on all matters to be presented at the Annual Meeting. Votes withheld, abstentions and broker non-votes are not treated as having voted on any proposal and are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

If the enclosed form of Proxy is properly executed and received by Salisbury in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted “FOR” all the Nominees in Proposal 1, “FOR” Proposals 2 and 3 and in accordance with the determination of a majority of the Board of Directors as to other matters discussed in this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors and Management do not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting.

If you participate in the Salisbury Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”), you will receive a vote authorization form for the plan that reflects all shares of Salisbury Bancorp, Inc. allocated to your account that you may direct the trustee of the ESOP to vote on your behalf. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Salisbury Bancorp, Inc. common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all allocated shares for which it has received voting instructions in accordance with such instructions and will vote all shares for which a participant has marked the voting form to “ABSTAIN” and all allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your ESOP voting instructions is Wednesday, May 7, 2014.

VOTING BY PROXY

A Proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to complete, date, sign and return the proxy card in the accompanying envelope, which is postage-prepaid if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2014

This Notice, Proxy Statement and Salisbury’s 2013 Annual Report are available, free of charge, at www.cfpproxy.com/4607.

The information found on, or otherwise accessible through, Salisbury’s website is not incorporated by reference hereto, and is not otherwise a part of, this Proxy Statement.

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SECURITY OWNERSHIP OF MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information as of March 21, 2014 regarding the number of shares of Common Stock beneficially owned by each Nominee for Director, Director and Executive Officer of Salisbury and by all Nominees for Director, Directors and Executive Officers of Salisbury as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Louis E. Allyn, II	2,532		*
Arthur J. Bassin	8,171	(3)	*
Louise F. Brown	3,558		*
Richard J. Cantele, Jr.	8,590	(4)	*
Robert S. Drucker	9,098	(5)	*
David B. Farrell	239		*
Nancy F. Humphreys	3,670	(6)	*
Holly J. Nelson	2,945	(7)	*
John F. Perotti	11,596	(8)	*
Michael A. Varet	67,116	(9)	3.92
Donald E. White	2,400	(10)	*
(All Nominees for Director, Directors and Executive Officers of Salisbury as a group of ten (10) persons)	119,915		7.01

 * Percent ownership is less than 1%.

(1)	The shareholdings also include, in certain cases, shares owned by or in trust for a director’s spouse and/or children or grandchildren, and in which all beneficial interest has been disclaimed by the director. The shareholdings also include shares the director has the right to acquire within sixty (60) days of March 21, 2014. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security.
(2)	Percentages are based upon the 1,711,121 shares of Salisbury’s Common Stock outstanding and entitled to vote on March 21, 2014.

(3)	Includes 7,791 shares owned jointly by Arthur J. Bassin and his spouse.

(4)	Includes 1,577 shares owned jointly by Richard J. Cantele, Jr. and his spouse, 6 shares owned by Richard J. Cantele, Jr. as custodian for his daughter, and 5,000 shares of restricted stock granted in 2013 to Richard J. Cantele, Jr. in accordance with the 2011 Long Term Incentive Plan of Salisbury Bancorp, Inc.
(5)	Includes 1,500 shares owned by Robert S. Drucker’s spouse.
(6)	Includes 2,200 shares owned jointly by Nancy F. Humphreys and her spouse.
(7)	Includes 7 shares owned by Holly J. Nelson as guardian for a minor child.
(8)	Includes 9,514 shares owned jointly by John F. Perotti and his spouse. Also includes 1,113 shares owned by his spouse with respect to which John F. Perotti has disclaimed beneficial ownership.
(9)	Includes 18,540 shares owned by Michael A. Varet’s spouse and 18,546 shares owned by his children, for which shares Michael A. Varet has disclaimed beneficial ownership.
(10)	Includes 2,000 shares of restricted stock granted in 2014 to Donald E. White in accordance with the 2011 Long Term Incentive Plan of Salisbury Bancorp, Inc.

Principal Shareholders

Management is not aware of any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who owns beneficially more than 5% of Salisbury’s Common Stock as of the Record Date (March 21, 2014).

Executive Officers

The following table sets forth information regarding the executive officers of Salisbury followed by certain biographical information as of December 31, 2013. Executive Officers are appointed by the Board each year following the Annual Meeting.

Name	Position	Age	Years of Service
Richard J. Cantele, Jr.(1)	President and Chief Executive Officer	54	32
Donald E. White(2)	Executive Vice President and Chief Financial Officer	49	1
B. Ian McMahon(3)	Chief Financial Officer	54	3

(1) Mr. Cantele has been a director of Salisbury and the Bank since 2005. Mr. Cantele graduated from Fairfield University in 1981 with a Bachelor of Science degree in Finance; and graduated from the Stonier Graduate School of Banking in 1997. Mr. Cantele became President and Chief Executive Officer of Salisbury and the Bank in 2009, prior to which he served as President and Chief Operating Officer of Salisbury and the Bank since 2005. Mr. Cantele has been an executive officer of Salisbury since 2001 and the Bank since 1989, serving as Executive Vice President, Treasurer and Chief Operating Officer of the Bank and Salisbury and Secretary of Salisbury.

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(2) Effective April 1, 2013, Donald E. White joined Salisbury and the Bank as Executive Vice President and Chief Financial Officer. Mr. White is a graduate of the University of Connecticut, Storrs, CT with a Master of Business Administration and a Bachelor of Science in Finance. Mr. White previously served as a Managing Director of Sandler O’Neill + Partners, L.P., New York, NY, since January 2002. Prior to that time, Mr. White served as an officer of two other community-based depository institutions. He served as Chief Financial Officer of Middlesex Schools Federal Credit Union n/k/a Seasons Federal Credit Union, Middletown, CT from 1998 until December 2001, and served as Vice President of Finance of Eagle Bank, Bristol, CT from 1996 - 1998.
Upon the effective date of Mr. McMahon’s resignation as Chief Financial Officer of Salisbury and the Bank, Richard J. Cantele, Jr., in addition to serving as President and Chief Executive Officer of Salisbury and the Bank, became Interim Chief Financial Officer of Salisbury and the Bank and served in such additional capacity until April 1, 2013, when Donald E. White was appointed to serve in such role.
(3) Effective March 1, 2013, B. Ian McMahon resigned as Chief Financial Officer of Salisbury and the Bank.

PROPOSAL 1

ELECTION OF DIRECTORS

The Certificate of Incorporation and Bylaws of Salisbury provide for a Board of Directors of not less than seven (7) or more than twelve (12) members, as determined from time to time by resolution of the Board of Directors. The Board of Directors has set the number of directorships at ten (10). The Board of Directors of Salisbury is divided into three (3) classes as nearly equal in number as possible. Classes of directors serve for staggered three (3) year terms. A successor class is elected at each annual meeting of shareholders when the terms of office of the members of that class expire. Vacant directorships may be filled, until the next meeting at which directors are elected, by the vote of a majority of the directors then in office. A plurality of votes cast in favor is necessary for the election of directors.

Directors and Nominees for Election for a Three Year Term and Director Independence

There are three (3) directorships on the Board of Directors up for election this year. The following individuals have been nominated to serve for a three (3) year term: Louise F. Brown, Richard J. Cantele, Jr., and Nancy F. Humphreys. The three (3) nominees are presently members of the Board of Directors. Unless otherwise directed, the enclosed Proxy will be voted “FOR” such nominees. In the event any one or more nominees is unable or declines to serve (events which are not anticipated), the persons named in the Proxy may vote for some other person or persons as the Board of Directors may recommend.

The following table sets forth certain information, as of March 21, 2014, with respect to Salisbury’s directors. All directors are considered “independent” within the meaning of the NASDAQ independence standards with the exception of Richard J. Cantele, Jr., who is an executive officer of Salisbury and the Bank and John F. Perotti, who served as an executive officer of Salisbury and the Bank until his retirement in 2009.

Name	Age	Position	Director Since
Nominees for election for terms expiring in 2017
Louise F. Brown	70	Director	1998
Richard J. Cantele, Jr.	54	President, Chief Executive Officer, Director	2005
Nancy F. Humphreys	72	Director	2001
Continuing directors whose terms expire in 2015
Arthur J. Bassin	69	Director	2010
Holly J. Nelson	60	Director	1998
John F. Perotti	67	Director	1998
Continuing directors whose terms expire in 2016
Louis E. Allyn, II	66	Director	2004
Robert S. Drucker	72	Director	2004
David B. Farrell	58	Director	2012
Michael A. Varet	72	Chairman of the Board	1998

Information about our Directors

The Board of Directors is composed of a diverse group of persons with a variety of experience, qualifications, attributes and skills that enable it to meet the needs of Salisbury’s governance. In particular, the Board of Directors consists of a group of individuals who collectively bring a mix of skills and knowledge in the areas of banking, finance, accounting and business. All members of the Board of Directors have an understanding of finance and accounting, are able to read and understand fundamental financial statements and generally accepted accounting principles and their application to the accounting of Salisbury. Each of the director’s previous experience, analytical aptitude and leadership provide Salisbury with a wealth of knowledge from which it may draw. In addition, members of the Board of Directors are active in, and knowledgeable about, the local communities in which Salisbury and the Bank operate. These are valuable skills and attributes for service as a director of Salisbury and the Bank.

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Board Nominees for Terms Ending 2017

Louise F. Brown has been a director of the Bank since 1992. Mrs. Brown graduated from Harvard cum laude in 1965 with a B.A.; Columbia Teachers College in 1966 with an M.A.; and cum laude from Boston University School of Law in 1972. She is a partner in the Sharon, CT office of the law firm of Ackerly Brown, LLP. Mrs. Brown’s education and experience in real estate, as well as trust and estate administration, provide an additional set of skills to the Board.

Richard J. Cantele, Jr. has been a director of Salisbury and the Bank since 2005. Mr. Cantele graduated from Fairfield University in 1981 with a Bachelor of Science degree in Finance; and graduated from the Stonier Graduate School of Banking in 1997. Mr. Cantele became President and Chief Executive Officer of Salisbury and the Bank in 2009, prior to which he served as President and Chief Operating Officer of Salisbury and the Bank since 2005. Mr. Cantele has been an executive officer of Salisbury since 2001 and the Bank since 1989, serving as Executive Vice President, Treasurer and Chief Operating Officer of the Bank and Salisbury and Secretary of Salisbury. Mr. Cantele’s positions as President and Chief Executive Officer along with his extensive years of service to Salisbury and the Bank provide him with thorough knowledge of the Bank and the markets which it serves.

Nancy F. Humphreys has been a director of the Bank since 2001. Mrs. Humphreys graduated from Chatham College in 1963 and from Syracuse University, Maxwell Graduate School in 1965. Mrs. Humphreys retired from Citigroup New York, Citibank, in February of 2000 as Managing Director and Treasurer of Global Corporate Investment Bank North America. Mrs. Humphreys’ finance and treasury knowledge and experience are great assets, particularly in the area of asset and liability management as well as with respect to the financial services industry generally.

Continuing Directors with Terms Ending 2015

Arthur J. Bassin has been a director of the Bank since June, 2010. Mr. Bassin has spent 25 years in consumer, commercial and mortgage banking at Citibank (1969-1983) and Dime Savings Bank of New York (1983-1992), followed by 10 years in private equity, most recently as President and Chief Executive Officer of TVData Technologies (1994-2001). He earned his MBA from Harvard Business School in 1969 and his AB from Harvard College in 1965. Mr. Bassin took office as Ancram Town Supervisor in January 2010. Mr. Bassin has served as a Director on several boards and currently serves on the Boards of Cricket Hill Farm, Inc. and Cricket Hill Academy, Inc. Mr. Bassin previously served on the Board of Amputee Coalition of America. Mr. Bassin also serves on the Ancram Town Board and the Columbia County Board of Supervisors. Mr. Bassin’s experience in board and community service, consumer, commercial and mortgage banking as well as in private equity, in addition to his demonstrated leadership skills, provide valuable insight and skills to Salisbury and the Bank.

Holly J. Nelson has been a director of the Bank since 1995. Ms. Nelson graduated from Cornell University with a B.A. in 1979. Ms. Nelson is a member of Iceland Adventure, LLC, a tour operator, and Sales and Marketing Director for Iceland Tours and Travel. Ms. Nelson has been involved in a variety of public government positions in the Town of North East, New York. Ms. Nelson’s education and experience in successfully operating small businesses in the New York market area served by the Bank provide valuable perspective and leadership skills to the Board.

John F. Perotti has been a director of the Bank since 1985. Mr. Perotti attended University of Connecticut at Storrs; graduated from Hartford Institute of Accounting in 1972; and graduated from Williams College New England School of Banking and Bank Management. During 2009, he retired as Chairman and Chief Executive Officer of Salisbury and the Bank, in which capacity he had served since 2005. Prior to that, he served as President and Chief Executive Officer of Salisbury and the Bank, Executive Vice President and Chief Operating Officer of the Bank and Vice President and Treasurer of the Bank. Mr. Perotti’s lifetime of valuable experience with the Bank and Salisbury, its shareholders, customers and communities served by the Bank provide the Bank and Salisbury with valuable experience.

Continuing Directors with Terms Ending 2016

Louis E. Allyn, II has been a director of the Bank since 2004. Mr. Allyn is a 1972 graduate of the University of Connecticut School of Business and has been President and General Manager of Allyndale Corporation, Canaan, CT since 1990. Allyndale Corporation mines and processes limestone into a variety of agricultural and lawn and garden products that are distributed throughout southern New England and New York state. Mr. Allyn was a Director of Canaan National Bank for approximately 13 years prior to its acquisition by Salisbury in 2004. Mr. Allyn has served as a member of the Board of Finance for the Town of North Canaan and previously served as its Chair. Mr. Allyn’s experience as a small business owner, as well as his service to the Board of Finance, brings a unique and valuable perspective to his position on the Board.

Robert S. Drucker has been a director of the Bank since 2004. Mr. Drucker studied Accounting at Pace College and has been in the retail business for more than 45 years. He is presently proprietor of Barrington Outfitters, Great Barrington, MA and former proprietor of Bob’s Clothing and Shoes, Canaan, CT. Mr. Drucker was a Director of Canaan National Bank for approximately 10 years prior to its acquisition by Salisbury in 2004. Mr. Drucker’s experience operating successful businesses in Connecticut and Massachusetts and his prior experience as a director of another financial institution provide valuable knowledge to the Board.

David B. Farrell has been a director of the Bank since June, 2012. Mr. Farrell graduated from St. Bonaventure University, NY, cum laude, in 1977 with a B.S. degree in Business and Accounting. Mr. Farrell is the Chief Executive Officer of NAPPI International, an organization providing behavioral training through customized counseling and support. Mr. Farrell is also Chief Executive Officer and Founder of Farrell & Company, LLC, a management consulting firm. Mr. Farrell previously served as President and Chief Executive Officer and member of the board of directors of Bob’s Stores (1999-2008) and previously served as an officer and director of Berkshire Hills Bancorp (2005-2009). Mr. Farrell’s education and experience in the retail and financial services industries as well as his prior experience as a director of another financial institution provides valuable knowledge and insight to Salisbury and the Bank. In particular, his extensive background in accounting and financial oversight provides a unique set of skills to the Board.

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Michael A. Varet has been a director of the Bank since 1997. Mr. Varet graduated with a B.S. in Economics from the University of Pennsylvania, Wharton School in 1962 and from Yale Law School with an LL.B. in 1965. Mr. Varet was elected Chairman of the Board in 2010 before which Mr. Varet had served as Presiding Director since 2007. Mr. Varet is a Senior Counsel to the law firm of DLA Piper LLP (US), New York, NY. Mr. Varet’s education and experience enables him to provide valuable knowledge to the Board and his legal background and analytical skills provide insight into financial services and corporate governance matters.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT EACH OF THE THREE (3) NOMINEES TO THE BOARD OF DIRECTORS FOR A TERM OF THREE (3) YEARS. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

The Board of Directors met thirteen (13) times during 2013, and has various committees including an Executive Committee, Human Resources and Compensation Committee, Nominating and Governance Committee and Audit Committee. The members of the committees are appointed by the Board of Directors at least annually.

During 2013, no director attended fewer than 75% of the aggregate of (1) the total number of meetings held by Salisbury’s Board of Directors during the period that the individual served; and (2) the total number of meetings held by all committees of Salisbury’s Board of Directors on which he/she served. Salisbury does not maintain a policy for directors’ attendance at Salisbury’s annual meetings of Shareholders, but encourages all directors to attend. All directors of Salisbury attended Salisbury’s annual meeting of Shareholders on May 15, 2013.

Executive Committee

The Executive Committee has general supervision over the affairs of Salisbury between meetings of the Board of Directors. The members of the Executive Committee are Louis E. Allyn, II, Louise F. Brown, Richard J. Cantele, Jr. and Michael A. Varet (Chair). The Executive Committee met one (1) time during 2013.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for assisting the Board of Directors in identifying and evaluating potential nominees for director and recommending qualified nominees to the Board for consideration. The Nominating and Governance Committee selects the director nominees to stand for election at Salisbury’s annual meetings of Shareholders. The Nominating and Governance Committee’s process for identifying and evaluating nominees for director, including nominees recommended by Shareholders, has historically operated informally and without any differences in the manner in which nominees recommended by Shareholders are evaluated. However, Salisbury’s Bylaws provide that if the Nominating and Governance Committee or Board of Directors proposes a nominee age 72 or greater, then such nomination requires two-thirds approval by the full Board of Directors.

The Nominating and Governance Committee and the Board of Directors consider factors such as those summarized below in evaluating director candidates, including any nominee submitted by Shareholders, and believe that Salisbury’s Bylaws, Nominating and Governance Committee Charter and the qualifications and considerations such as those enumerated below provide adequate guidance and flexibility in evaluating candidates. The Nominating and Governance Committee does not have a policy with regard to the consideration of diversity in identifying director nominees.

•	Sound business judgment and financial sophistication in order to understand Salisbury’s financial and operating performance and to provide strategic guidance to management.
•	Business management experience.
•	Integrity, commitment, honesty and objectivity.
•	A general familiarity with (i) prudent banking principles; (ii) bank operations/technology; (iii) pertinent laws, policies and regulations; (iv) markets and trends affecting the financial services industry; and (v) local economic and business opportunities.
•	Strong communication skills in order to function effectively with Salisbury’s constituencies.
•	A financial interest in Salisbury as a shareholder. Generally, candidates should not have relationships with Salisbury or the Bank which would disqualify the candidate from being considered independent.
•	Generally, candidates should be involved in philanthropic, education, business or civic leadership positions.
•	Generally, candidates should be familiar with the geographic areas served by Salisbury.
•	Candidates should evidence a willingness and commitment to devote sufficient time and energy to prepare for and attend Board of Director and committee meetings and to diligently perform the duties and responsibilities of service as a director.
•	Candidates should not have interests which conflict with those of Salisbury or the Bank.

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 Salisbury has not paid a fee to any third party or parties to identify or assist in identifying or evaluating potential nominees. The Board of Directors and Nominating and Governance Committee do not discriminate on the basis of sex, race, color, gender, national origin, religion or disability in the evaluation of candidates.

A copy of Salisbury’s Nominating and Governance Committee Charter is available on Salisbury’s website at www.salisburybank.com under “Shareholder Relations”.

Any shareholder who wishes to recommend a nominee for director should send the required information, as set forth in Salisbury’s Bylaws, to the attention of the Chair of the Nominating and Governance Committee at Salisbury Bancorp, Inc., 5 Bissell Street, P.O. Box 1868, Lakeville, CT 06039-1868. See also the information under “Deadline for Submission of Shareholder Proposals” below.

The members of the Nominating and Governance Committee are Louis E. Allyn, II, Louise F. Brown (Chair), Nancy F. Humphreys and Michael A. Varet. All such members are “independent” in accordance with the independence standards of the NASDAQ. The Nominating and Governance Committee met one (1) time during 2013. All nominees for directors at the 2014 Annual Meeting were nominated by the Nominating and Governance Committee and the Board of Directors.

Audit Committee

Salisbury has a separately-designated standing Audit Committee established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act for the purpose of overseeing the accounting and financial reporting process of Salisbury and audits of the financial statements of Salisbury. Subject to the Audit Committee Charter, the Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of Salisbury, and the quality and integrity of the financial reports of Salisbury. In so doing, it is the responsibility of the Audit Committee to appoint the independent auditors for Salisbury and to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial management of Salisbury.

The responsibilities of the Audit Committee are governed by Salisbury’s Audit Committee Charter which was adopted by Salisbury’s Board of Directors. Its members are Louis E. Allyn, II, Arthur J. Bassin, David B. Farrell, Nancy F. Humphreys, Holly J. Nelson (Chair) and Michael A. Varet. The Audit Committee met six (6) times during 2013. Each of the members of the Audit Committee is an “independent director” in accordance with the independence standards of the NASDAQ. The Board of Directors has determined that David B. Farrell qualifies as an “audit committee financial expert” as such term is defined by federal securities laws and regulations. Additionally, the Board of Directors believes the members of the Audit Committee bring diverse educational, business and professional experience that is beneficial to the Audit Committee function of Salisbury and the Bank and enables the Audit Committee to fulfill its responsibility.

A copy of Salisbury’s Audit Committee Charter is available on Salisbury’s website at www.salisburybank.com under “Shareholder Relations”.

Board Leadership Structure

Mr. Varet has served as Chairman of the Board of Salisbury and the Bank since April 30, 2010, before which he served as Presiding Director of Salisbury and the Bank, performing the functions of Chair, since June 2007.

The Board of Directors regularly reviews and assesses the effectiveness of its leadership structure and will implement any changes as it deems appropriate. The current leadership structure is comprised of a ten-member board of directors consisting of: a Chairman, who is independent; the Chief Executive Officer, who also serves as President; the former Chief Executive Officer; and seven other independent directors. Salisbury has established responsibilities for the Chair and, if warranted, Presiding Director to ensure that the Board of Directors is adequately informed about the affairs of Salisbury and the Bank. Salisbury believes that this leadership structure ensures appropriate and effective governance of Salisbury and the Bank.

Salisbury’s Bylaws provide that the Board shall elect from among its members a Chair of the Board, who shall preside at all Board meetings. If the Chair is an officer of Salisbury or the Bank, the Board shall elect an independent Presiding Director and shall by resolution set forth the duties and responsibilities of the Presiding Director. The Board will elect a Chair, and, if warranted, a Presiding Director, at Salisbury’s Organizational Meeting following the annual meeting of Shareholders.

Corporate governance guidelines describe responsibilities for the Chair. The primary responsibilities of the Chair are to be responsible for the leadership of the board meetings, preparing the agenda and presiding over meetings.

Further, to assess effective independent oversight, the Board of Directors has adopted several governance practices, including regular executive sessions of independent directors and annual performance evaluations of the Chair and Chief Executive Officer by the independent directors.

Salisbury recognizes that no single leadership model is right for all companies at all times. The Board of Directors recognizes that, depending upon the circumstances, other leadership models might be appropriate at some point, and the Board of Directors periodically reviews its leadership structure in this regard.

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Board Role in Risk Oversight

The Board oversees the risk management of Salisbury through its committees, management committees and the Chief Executive Officer. The Audit Committee monitors: (1) the effectiveness of Salisbury’s internal controls; (2) the integrity of its Consolidated Financial Statements; and (3) compliance with legal and regulatory requirements. In addition, the Audit Committee coordinates with the internal audit function and the independent registered public accountant.

At the monthly meetings, the Board receives the minutes from each committee meeting as well as various reports from key members of senior management. The Board reviews and discusses these reports with senior managers. The Board also reviews the policies and practices of Salisbury and the Bank on a regular basis. In addition, the Board reviews corporate strategies and objectives and evaluates business performance. Two separate individuals serve in the positions of chief executive officer and chairman of the Board.

Code of Ethics

Salisbury has adopted a Code of Ethics that applies to Salisbury’s Directors, officers and employees, including Salisbury’s Chief Executive Officer and Chief Financial Officer. A copy of such Code of Ethics is available upon request, without charge, by writing to Shelly L. Humeston, Secretary, Salisbury Bank and Trust Company, 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039-1868.

Board of Directors’ Communications with Shareholders

Salisbury’s Board of Directors does not have a formal process for Shareholders to send communications to the Board of Directors. However, the volume of such communications has historically been de minimus. Accordingly, the Board of Directors considers Salisbury’s informal process to be adequate to address Salisbury’s needs. Historically, such informal process has functioned as follows: any Shareholder communication is forwarded to the President and Chief Executive Officer for appropriate discussion by the Board of Directors and the formulation of an appropriate response. Shareholders may forward written communications to the Board of Directors by addressing such comments to the Board of Directors of Salisbury Bancorp, Inc., 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039-1868.

Audit Committee Report

The Audit Committee has reviewed and discussed Salisbury’s audited financial statements for the fiscal year ended December 31, 2013 with management and has discussed the matters that are required to be discussed by SAS 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, with Shatswell, MacLeod & Company, P.C. (“Shatswell”), Salisbury’s independent auditors.

The Audit Committee has received the written disclosures and the letter from Shatswell required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, and has discussed Shatswell’s independence with respect to Salisbury with Shatswell.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Salisbury’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission (the “SEC”).

Salisbury Bancorp, Inc. Audit Committee members are Louis E. Allyn, II, Arthur J. Bassin, David B. Farrell, Nancy F. Humphreys, Holly J. Nelson (Chair) and Michael A. Varet.

The foregoing Report of Salisbury’s Audit Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A and 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Compensation Committee Report

The Human Resources and Compensation Committee (the “Compensation Committee”) has reviewed and discussed with management the section below entitled “Compensation Discussion and Analysis.” Based on this discussion, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in our Proxy Statement. The members of the Compensation Committee are Louis E. Allyn, II, Arthur J. Bassin (Chair), David B. Farrell, Nancy F. Humphreys, Holly J. Nelson and Michael A. Varet.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

The compensation objectives of the Board of Directors begin with the premise that our success depends, in large part, on the dedication and commitment of the people we place in key management positions and on the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. The overall objective of our compensation program is to maximize shareholder value through the recruitment, retention and motivation of talented employees and officers (including Named Executive Officers as identified in the section titled Executive Officer Compensation and the Summary Compensation Table below) of Salisbury. We recognize that the Bank operates in a competitive environment for talent. Therefore, our approach to compensation considers a full range of compensation tools that enable us to compare favorably with our peers as we seek to attract and retain key personnel. We assess our program annually from a risk perspective and seek to use the best practices in the industry.

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 Salisbury’s executive compensation program is designed to attract, retain and motivate highly qualified executives and to reward actions and results that the Compensation Committee and the Board of Directors believe will increase economic profits and maximize shareholder return. The Compensation Committee pays particular attention to ensuring that compensation plans do not encourage Salisbury’s Named Executive Officers and other executive officers to take unnecessary or excessive risks. The compensation program closely aligns total compensation with achievement of strategic and financial goals. As the result of our adoption of the 2011 Long Term Incentive Plan that provides for the award of restricted stock and stock options as well as other equity related awards, it is anticipated that in future years a meaningful portion of total compensation will be tied to shareholder return, thereby rewarding Named Executive Officers for pursuing strategies that increase economic profits over time.

During 2013, the Compensation Committee reviewed all elements of compensation for Named Executive Officers and other executives and approved a new compensation structure consistent with the objectives outlined above. The Compensation Committee intends for total compensation to be commensurate with that of like institutions with similar performance.

Role of the Compensation Committee and Certain Executive Officers

The Compensation Committee is composed of six (6) members of the Board, all of whom are independent in accordance with the independence standards of the NASDAQ. The Compensation Committee is responsible for reviewing Salisbury’s general compensation strategy, establishing salaries and reviewing benefit programs, including pensions and incentive compensation plans; and advising the Board of Directors and making recommendations with respect to such plans. In particular, the Compensation Committee reviews and approves Salisbury’s compensation strategies and objectives, reviews and approves executive officers’ compensation, administers incentive plans and reviews and makes recommendations to the Board regarding general employee pension benefit plans and other benefit plans on an as needed basis. Salisbury strives for pay packages that are fair. In determining whether compensation of executive officers is fair, the Compensation Committee considers each component of compensation including salary and bonus, stock compensation, amounts to be received from any deferred compensation, severance, perquisites and benefits. In establishing levels of compensation, the Compensation Committee endeavors to take into consideration an individual’s performance, level of expertise, responsibilities, length of service, comparable levels of compensation paid to executives of other companies of comparable size and development within the industry, as well as the financial condition and performance of the Bank. No individual executive officer may participate in the review, discussion or decision of the Compensation Committee regarding his or her compensation, but executive officers may participate in the review, discussion or decision of the Compensation Committee regarding other employee compensation, director compensation, benefit plans and promotions. The Compensation Committee also has the responsibility to review and recommend to the Board any changes in director compensation, including board fees, committee fees, and additional compensation, including awards of stock options and restricted stock.

In addition, certain members of the Bank’s executive team provide input to the Compensation Committee regarding compensation matters. In particular, officers who serve as a resource to the Compensation Committee are the President and Chief Executive Officer, the Chief Financial Officer, the Director of Human Resources, and the Corporate Secretary. As requested by the Compensation Committee from time to time, these officers provide input regarding employee compensation programs for employees other than themselves, present data and analysis to formulate recommendations regarding employee compensation, benefit plans, related insurance matters, and promotions. The Director of Human Resources provides the Compensation Committee with data for its consideration in setting the base salary for the President and Chief Executive Officer as well as the Chief Financial Officer. The Compensation Committee believes that this input from management is critical to ensuring that the Compensation Committee and its advisers have the data needed to make informed decisions with respect to Salisbury’s compensation programs and each Named Executive Officer’s individual compensation. The Compensation Committee met ten (10) times during 2013.

A copy of Salisbury’s Human Resources and Compensation Committee Charter, which the Compensation Committee and the Board of Directors review and assess at least annually, is available on Salisbury’s website at www.salisburybank.com under “Shareholder Relations”.

Role of Compensation Consultants

In carrying out its duties, the Compensation Committee has the authority to retain, at Salisbury’s expense, and to terminate, a compensation consultant. The Compensation Committee also has the authority to retain independent counsel and other advisors at Salisbury’s expense as needed. The consultants provide expertise and information about competitive trends in the industry. The consultants also provide survey data and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary and cash incentives based on a number of factors.

During 2013, the Compensation Committee engaged the services of Arthur Warren Associates, an independent compensation advisory firm specializing in community bank compensation plans. Arthur Warren Associates assisted the Compensation Committee in the review of Salisbury’s short term incentive program and Salisbury’s long term equity incentive plan. Arthur Warren Associates also assisted the Compensation Committee in the review of equity incentive plan design trends, particularly among Salisbury’s peer group (as identified below), as determined through industry surveys and published proxy statements. The Compensation Committee also relied on other survey sources including Pearl Meyer & Partners 2013 New York Bankers Association Banking Compensation Survey, Pearl Meyer & Partners 2013 Northeast Bankers Survey, and ERI Economic Research Institute Survey.

 Peer Group

On October 18, 2013, the Compensation Committee approved a peer group of publically traded banks to assist the Compensation Committee in helping to assess competitive compensation for Named Executives as well as relative performance comparison for short and long-term incentive opportunities. The peer group may be amended from time to time, subject to the review and approval of the Compensation Committee. The Compensation Committee believes that using compensation data from the peer group, augmented by survey sources, was appropriate in establishing a comprehensive total compensation strategy.

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The peer group includes the following banks:

The First, N.A.

Bar Harbor Bank & Trust

Westfield Bank

Lake Sunapee Bank

Savings Institute Bank & Trust Co.

Evans Bank, Nat’l Association

The Berkshire Bank

Hampden Bank

The Bank of Greene County

Chicopee Savings Bank

Community National Bank

Union Bank

Elmira Savings Bank

The Bank of New Canaan

Putnam Bank

Jeff Bank

The Simsbury Bank & Trust Co.

Elements of Compensation

    Our compensation program with respect to our Named Executive Officers primarily consists of the following:

•	Base salary, which is designed to provide a reasonable level of predictable income commensurate with the market standards for each executive position;
•	Annual non-equity incentive compensation which is based on specified goals and benchmarks as recommended by senior management and approved by the Compensation Committee;
•	An equity incentive plan which aligns the interests of key employees with those of the shareholders through the grant of restricted shares and stock options;
•	Severance benefits payable pursuant to severance agreements between certain executive officers and Salisbury;
•	Retirement benefits payable pursuant to our tax-qualified and non-qualified plans; and
•	Other broad-based benefits.

Base Salaries

Base salary is designed to provide a reasonable level of predictable income commensurate with market standards for the position held, adjusted for specific responsibilities, individual experience and demonstrated performance. Base salaries are reviewed annually and adjusted from time to time to realign base salaries with market levels after taking into account various considerations including:

•	Market data for peer institutions and direct competitors located in New York, Connecticut and the Northeast region;
•	Internal review of the Named Executive Officer’s compensation, both individually and relative to other officers of the Bank;
•	Qualification and experience of the executive;
•	Achievement of company-wide objectives; and
•	Financial condition and results of operations, including tax and accounting impact on the Bank of the base salaries.

Details regarding base salary are included in the section below entitled Executive Officer Compensation and the Summary Compensation Table in that section.

Short Term Cash Incentive Compensation Plan

Salisbury maintains a discretionary short term incentive compensation plan (“STIP”) intended to reward performance of officers and other employees of the Bank, including the Named Executive Officers. The STIP is designed to motivate employees to attain desired objectives and to encourage teamwork and collaboration while aligning compensation with overall Bank performance. This STIP is a key element of the total compensation benefits provided to our Named Executive Officers and allows Salisbury to remain competitive with the market by providing the opportunity to receive meaningful cash incentives. The design of the STIP is intended to ensure that no benefits are paid to executives and other employees unless Bank performance goals are attained. If Salisbury’s performance goals are attained, the Compensation Committee then considers, with management’s input, each employee’s individual performance in determining whether to make awards under the STIP. The Compensation Committee has established specific individual performance measures to determine each employee’s payout amount based upon recommendations made by management and reviewed by the Compensation Committee. The Compensation Committee believes that establishing specific performance measures for each participant will enhance the ability of the STIP to encourage performance in those targeted areas.

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Long Term Equity Incentive Plan

The Board of Directors adopted the 2011 Long Term Incentive Plan (“LTIP”) on March 25, 2011, and the Shareholders approved the LTIP at the 2011 Annual Meeting. The purpose of the LTIP is to assist Salisbury and the Bank in attracting, motivating, retaining and rewarding employees, officers and directors by enabling such persons to acquire or increase a proprietary interest in Salisbury in order to strengthen the mutuality of interests between such persons and our shareholders, and providing such persons with stock-based long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Compensation Committee believes that officer stock ownership provides a significant incentive in building shareholder value and further aligning management’s interests with our shareholders.  The LTIP provides for the grant of directors stock retainer awards, stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, deferred stock, dividend equivalents, and stock or other stock-based awards that may be settled in shares of common stock, cash, or other property (collectively, “Awards”).

Under the Plan, the total number of shares of Common Stock reserved and available for issuance in the next ten years in connection with Awards under the Plan is 84,000 shares of Common Stock, which represents less than 5% of Salisbury’s outstanding shares of Common Stock. Effective January 18, 2013, the 2011 Long Term Incentive Plan was amended to increase the maximum number of shares that may be issued pursuant to Awards granted in any one calendar year from 20,000 to 30,000; and to increase the number of shares granted annually to each Director as the Director’s Annual Stock Retainer from 120 shares to 240 shares.

Severance Agreement

On February 11, 2013, the Bank entered into a Severance Agreement with the Chief Executive Officer, effective as of January 1, 2013. The Compensation Committee and the Board of Directors believe it is in the best interest of Salisbury and the Bank to enter into the Severance Agreement to induce the Chief Executive Officer to remain employed with the Bank and to set forth the severance benefits that would be payable to the Chief Executive Officer in the event of the Chief Executive Officer’s termination of employment without cause or for good reason (as defined in the Severance Agreement), including such termination occurring following a Change in Control (as defined in the Severance Agreement). Payment of severance benefits under the Severance Agreement are conditioned on the Chief Executive Officer’s covenant to comply with non-compete, non-solicitation and non-disclosure provisions for a period of time following the Chief Executive Officer’s separation from service.

Non-Qualified Deferred Compensation Plan

On January 25, 2013, the Compensation Committee and the Board of Directors approved a Non-Qualified Deferred Compensation Plan (“NQDC Plan”) for the benefit of certain key employees, including the Chief Executive Officer, who have been selected to participate in the NQDC Plan. The Compensation Committee and the Board of Directors believe the adoption of the NQDC Plan is in the best interest of the Bank to recognize the valuable services performed by key employees, to encourage their continued employment and provide them with supplemental retirement income. The NQDC Plan was adopted effective January 1, 2013.

Defined Benefit Pension Plan

The Bank maintains a non-contributory defined benefit pension plan (“DB Pension Plan”) for officers and other salaried employees of the Bank. Effective September 1, 2006, a “soft-freeze” was approved by the Board of Directors eliminating new participation in the DB Pension Plan for employees hired on or after that date. Eligible employees hired prior to September 1, 2006, including the Chief Executive Officer, are eligible to receive benefits as outlined in the DB Pension Plan. Effective December 31, 2012, the DB Pension Plan was amended to freeze retirement benefits at current levels and to discontinue the accrual of future benefits. In lieu of the curtailment of plan benefits, the Bank increased its 401(k) plan benefits commencing in 2013.

Pension benefits are based upon the annual average of an employee’s total compensation for the five (5) consecutive plan years of employment during which the employee’s compensation was the greatest and during which he or she was a participant. The amount of the annual benefit is 2% of average salary offset by .65% of the social security wage base per year of service (to a maximum of 25 years) plus one-half of 1% of average salary for each year of service over 25 years (to a maximum of ten years). This benefit formula may be modified to conform to the pension laws. Internal Revenue Code 401(a)(17) limits earnings used to calculate qualified plan benefits to $255,000 for 2013 and $260,000 for 2014.

Defined Contribution – 401(k) Plan

Salisbury offers a 401(k) Plan to eligible employees who satisfy certain minimum age and service requirements. Under the 401(k) Plan, eligible participants may contribute a percentage of their pay subject to tax law limitations. Salisbury makes a “safe harbor” non-elective contribution to eligible employees equal to a percentage of such employees’ eligible compensation. Effective January 1, 2013, the 401(k) Plan was amended to increase the safe harbor non-elective contribution for all employees to 4% from 3% and, as determined by Salisbury from year to year, to allow for an additional discretionary match of up to 6% for employees who defer a portion of their pay to the 401(k) Plan for the year. As a result of making the safe harbor contribution, Salisbury is not required to perform certain non-discrimination tests with respect to plan contributions that would otherwise be required each year. Salisbury may also make other discretionary contributions to the Plan. All such contributions (i.e., employee deferral contributions and employer safe harbor non-elective contributions, matching contributions and/or other employer discretionary contributions) will be fully vested when made. Salisbury’s 401(k) Plan contribution expense for 2013, 2012 and 2011 was $657,000, $292,000 and $288,000, respectively.

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Employee Stock Ownership Plan

Effective January 1, 2013, the Bank adopted an employee stock ownership plan (“ESOP”) for eligible employees, i.e., employees who have attained age 18 and have completed 1,000 hours of service during a continuous 12-month period. The Bank may make contributions to the ESOP in order for the ESOP to acquire shares of Salisbury for allocation to participants. Allocations are made to participants’ accounts, including the accounts of our Named Executive Officers, on the basis of each participant’s proportional share of compensation relative to all participants. Participants become vested in the shares allocated to their accounts at the rate of 20% per year, commencing upon completion of two years of service, and become 100% vested upon the completion of six years of service. Participants who were employed by the Bank immediately prior to the adoption of the Plan received credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also become fully vested upon normal retirement, death, disability, a change in control or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon separation from service. The ESOP reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

Split Dollar Life Insurance Arrangements

During the 2013 calendar year, Mr. Cantele, Mr. McMahon and certain other senior executives were parties to endorsement split dollar life insurance agreements with the Bank, which upon the executive’s death, would split the death benefit payable under one or more insurance policies between the executive’s beneficiary and the Bank. The maximum payment under the death benefit is based on whether the executive is a member of executive management or senior management. The split dollar life insurance agreements for Mr. Cantele and Mr. McMahon provide the beneficiary of such executive with a pre-retirement death benefit of three (3) times annual base salary, not to exceed $350,000. If the Named Executive Officer remains in the employ of Salisbury until age 65, the executive’s beneficiary is also entitled to a post-retirement death benefit under the agreement. Post-retirement death benefits for our Named Executive Officers are a reduced multiple of final annual base salary (i.e., between 1.5 times and 0.5 times, depending on the former executive’s age at the time of death), with a maximum death benefit of $350,000. As a result of Mr. McMahon’s decision to terminate his employment prior to attaining age 65, his participation in the split dollar insurance agreement has ceased.

Risk Management

The Compensation Committee believes that any risks arising from our compensation policies and practices for all of our employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on Salisbury or the Bank. In addition, the Compensation Committee believes that the design and balance of the elements of our compensation program will encourage our senior management to act in a manner that is focused on the long term valuation of Salisbury and the Bank.

The Compensation Committee regularly reviews all incentive-based plans to ensure that controls are in place so that our employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the value of Salisbury and the Bank. With respect to the STIP and LTIP, the Compensation Committee reviews and approves the Bank-wide performance objectives that determine bonus payments to be made thereunder. The performance objectives selected are customary performance metrics for financial institutions in our peer group. In addition, Salisbury adopted a clawback policy which applies to our STIP and LTIP and which allows Salisbury to recover any bonus payment made to any named employee that was based on materially inaccurate financial statements or other materially inaccurate reporting or fraud.

By implementing our stock-based awards under the 2011 Long Term Incentive Plan, certain of the Bank’s employees own Salisbury Bancorp, Inc. common stock. This ownership aligns employee interest with those of all shareholders and, in turn, will focus employees on balancing risks between the long term and short term objectives in order to contribute to long term shareholder value.

Compensation Clawback Policy

On December 21, 2012, Salisbury adopted a Compensation Clawback Policy to encourage senior executives to take full account of risks to Salisbury and its Shareholders in their decision-making, and to reduce such risks wherever practicable. The Clawback Policy applies to Salisbury’s Chief Executive Officer, Chief Financial Officer, Chief Lending Officer and any other Named Executive Officers (together, the “Covered Officers”). In the event the Compensation Committee determines that fraud, material error, gross negligence or intentional illegal conduct or misconduct (each, a “Covered Misconduct” as defined in the Clawback Policy) has contributed to Salisbury’s restatement of its financial statements, the Compensation Committee will, in its discretion, refer the matter and its recommendation as to an appropriate remedy to the Board of Directors for consideration.

Tax and Accounting Considerations

In consultation with our advisers, the Compensation Committee evaluates the tax and accounting treatment of our compensation program at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of the Compensation Committee’s review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, we intend to structure our compensation program in a tax efficient manner.

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 EXECUTIVE OFFICER COMPENSATION

The following table shows, for the fiscal years ended December 31, 2013 and 2012, the compensation of the persons who served as Chief Executive Officer of Salisbury and Chief Financial Officer of Salisbury, who are the only executive officers of Salisbury. For purposes of this Proxy Statement, these persons are referred to as our “Named Executive Officers.”

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)
(a)	(b)	(c)(4)	(d)(5)	(e)(6)	(f)	(g)(7)	(h)
Richard J. Cantele, Jr., President and Chief Executive Officer (1)	2013 2012	308,102 305,973	75,000 60,400	124,900 -	-	21,792 8,390	529,794 374,763

B. Ian McMahon, Chief Financial Officer (2)	2013 2012	57,644 235,182	- 33,000	-	-	12,721 15,064	70,365 283,246

Donald E. White, Executive Vice President and Chief Financial Officer (3)	2013 2012	146,808 -	23,690 -	- -	- -	4,260 -	174,758 -

(1)	Mr. Cantele assumed the additional role of Interim Chief Financial Officer upon Mr. McMahon’s resignation as Chief Financial Officer effective March 1, 2013 until Mr. White’s appointment, effective April 1, 2013.
(2)	Mr. McMahon resigned as Chief Financial Officer of Salisbury and the Bank, effective March 1, 2013.
(3)	Donald E. White was appointed Executive Vice president and Chief Financial Officer of Salisbury and the Bank, effective April 1, 2013.
(4)	Salary represents amounts reflected as compensation on IRS Forms W-2 for each calendar year, reduced by the amounts set forth as “All Other Compensation” in Column (g) of the Summary Compensation Table.
(5)	Bonuses are accrued in the year indicated and paid in the succeeding fiscal year. Thus, the bonus earned in 2013 will be paid in 2014 and the bonus earned in 2012 was paid in 2013.
(6)	Reflects the aggregate grant date fair value of restricted stock awards granted during the year. The value is the amount recognized for Financial statement purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
(7)	Includes for 2013 and 2012, respectively: Mr. Cantele: $14,780 and $7,516 in 401(k) matching contributions and $996 and $874 in imputed income on life insurance benefits; Mr. McMahon; $12,192 and $13,806 in 401(k) matching contributions and $529 and $1,258 in imputed income on life insurance benefits; Mr. White: $4,125 and $0 in 401(k) matching contributions and $135 and $0 in imputed income on life insurance benefits. The imputed income on life insurance benefits for Mr. Cantele and Mr. McMahon reflects purchases by Salisbury of bank-owned life insurance (“BOLI”) policies on the lives of such officers. Includes for 2013, an ESOP contribution of $6,016 for Mr. Cantele

Severance Agreement for Richard J. Cantele, Jr.

On February 11, 2013, the Bank and Richard J. Cantele, Jr., President and Chief Executive Officer of the Bank (or the “Executive”), entered into a Severance Agreement, effective as of January 1, 2013, to provide benefits to Mr. Cantele in the event of his termination of employment for the reasons set forth in the agreement. The Severance Agreement has a two-year term and is automatically renewable annually. In the event of Mr. Cantele’s (i) involuntary termination of employment by the Bank for reasons other than “cause” (as defined in the agreement) or his death or disability, or (ii) his voluntary termination of employment for “good reason” (as defined in the agreement). In either case, other than on or after a change in control, the Executive will be entitled to a severance benefit equal to two times the greater of his annual base salary rate in effect on the date of termination or his average annual base salary rate for the twelve-month period ending on the last day of the calendar month immediately before the date of termination. Such benefit will be paid in a lump sum within 60 days following Mr. Cantele’s separation from service. In addition, Mr. Cantele generally will be entitled to continued participation in the Bank’s group health plan for two years following separation from service, subject to the Executive’s payment of a premium portion substantially equal to the premium portion paid by executive employees of the Bank for comparable coverage. Payment of the severance benefits will be conditioned upon the execution by the Executive of a general release within 60 days of the date of termination of Mr. Cantele’s employment. The Severance Agreement requires Mr. Cantele to comply with non-compete, non-solicitation and non-disclosure provisions for a period of one year following his separation from service.

In the event of a change in control followed by Mr. Cantele’s involuntary termination of employment for reasons other than cause or voluntary termination of employment for good reason, he will be entitled to a lump sum cash payment equal to 2.9 times the greater of his annual base salary rate in effect on the date of termination or his average annual base salary rate for the twelve-month period ending on the last day of the month preceding the date of termination, payable within 60 days following termination. The Bank will also provide him with life insurance coverage and non-taxable medical and dental coverage, at no cost to him, substantially comparable to the coverage maintained by the Bank for the Executive prior to his date of termination, for a period of three years. In addition, Mr. Cantele will be entitled to the payment of unpaid compensation and benefits, unreimbursed expenses incurred on behalf of the Bank and unused vacation accrued through the date of his termination of employment.

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Change in Control Agreement for Donald E. White

The Bank entered into a one year Change in Control Agreement with Mr. White (the “Agreement”) on April 1, 2013 which will automatically renew for additional one-year terms, unless either party elects not to renew the Agreement by providing notice of non-renewal to the other party at least thirty (30) days prior to the renewal date. In the event Salisbury or the Bank at any time during the term of the Agreement effects a transaction which would be a “change in control” (as defined in the Agreement), then the Agreement shall be automatically extended for twelve (12) months following the date a change in control occurs.

Pursuant to the Agreement, Mr. White is eligible to receive benefits subject to certain conditions set forth in the Agreement in the event that Mr. White is involuntarily terminated on or after a change in control for reasons other than “cause” (as defined in the Agreement) (or due to his death or disability), or is voluntarily terminated for “good reason” (as defined in the Agreement) on or after a change in control. Such change in control benefits include a lump sum cash payment equal to one and one-half times Mr. White’s annual base salary in effect on his date of termination, or if greater, his average annual base salary rate for the twelve (12) months immediately prior to his termination date. In addition, Mr. White would be entitled to the continuation of current Bank provided dental, medical and life insurance coverage and other benefits as set forth in the Agreement for eighteen (18) months. In no event will any compensation payable under the Agreement constitute an “excess parachute payment” under Section 280G or violate Section 409A of the Internal Revenue Code.

Payment of change in control benefits under the Agreement are conditioned upon Mr. White’s covenant to comply with non-compete, non-solicitation and non-disclosure provisions for a period of eighteen (18) months following his termination of employment. Notwithstanding any provision in the Agreement, Mr. White will serve as an employee-at-will.

Non-qualified Deferred Compensation Plan

On February 11, 2013, Mr. Cantele also entered into a participation agreement with the Bank evidencing his participation in a non-qualified deferred compensation plan (the “NQDC Plan”). The NQDC Plan, which was approved by the Bank’s Board of Directors on January 25, 2013, permits the Board of Directors to select certain key employees of the Bank to participate in the NQDC Plan, provided that such employees also evidence their participation by execution of a participation agreement. The only Named Executive Officer participating in the NQDC Plan at this time is Mr. Cantele. The NQDC Plan was effective as of January 1, 2013.

At the end of each NQDC Plan year, if the Bank’s Board of Directors has approved a discretionary contribution for Mr. Cantele, the NQDC Plan administrator will credit his account with such contribution. As of the last day of each NQDC Plan year, the NQDC Plan administrator will credit each account with interest on the account balance equal to the Bank’s highest certificate of deposit rate for that year, compounded annually. Additional earnings may be credited based on the achievement of performance metrics established by the Board of Directors on the first business day of the calendar year. Mr. Cantele’s benefits under the NQDC Plan will be subject to the vesting schedule set forth in his participation agreement. Notwithstanding the vesting schedule, his account balance will become automatically 100% vested upon involuntary termination without cause, death, disability or a change in control.

In the event Mr. Cantele has a separation from service other than due to “cause” (as defined in the NQDC Plan), death, disability or a change in control, he will be entitled to the amount of his vested account balance under the NQDC Plan, payable within 60 days after his separation from service. In the event a change in control occurs and Mr. Cantele has an involuntary separation from service (other than for cause) or resigns for good reason, he will be entitled to benefits under the NQDC Plan, payable in a lump sum within 60 days after his termination of employment, subject to the requirements of Section 409A of the Internal Revenue Code. If Mr. Cantele dies while employed at the Bank or after his termination but during the payout period, his beneficiary will be paid a death benefit in a lump sum payment within 30 days after his death. The death benefit will be equal to his account balance at such time. In the event Mr. Cantele becomes disabled while employed at the Bank, he will be paid a disability benefit in a lump sum within 30 days after the determination of his disability unless Mr. Cantele elects another form of payment in his participation agreement. The disability benefit will be equal to his account balance as of the date of disability. Payment of benefits under the NQDC Plan are conditioned on Mr. Cantele’s covenant to comply with non-compete, non-solicitation and non-disclosure provisions for a period of one year following separation from service.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards held by our Named Executive Officers at our fiscal year ended December 31, 2013.

Outstanding Equity Awards at Fiscal Year End
	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercisable unearned options (#)	Option exercise price ($)	Option expiration price ($)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Richard J. Cantele, Jr. (1)	-	-	-	-	-	5,000	134,450
(1) Reflects the value of Mr. Cantele’s restricted stock award as of the fiscal year ended December 31, 2013.

BOARD OF DIRECTORS COMPENSATION

The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2013. Directors who are employees receive no additional compensation for Board service. The compensation received by Mr. Cantele, who is the only director employee of Salisbury, is reflected in the Summary Compensation Table on page 13 of this Proxy Statement.

2013 Director Compensation Table
Name	Fees Earned or Paid in Cash		Stock Awards	All Other Compensation	Total
	($)		($)(6)	($)	($)
Louis E. Allyn, II	23,275		3,975	—	27,250
Arthur J. Bassin	32,738	(1)	3,975		36,713
Louise F. Brown	17,300		3,975	—	21,275
Robert S. Drucker	20,650		3,975	—	24,625
David B. Farrell	23,225		3,445	—	26,670
Nancy F. Humphreys	27,400	(2)	3,975	—	31,375
Holly J. Nelson	27,725	(3)	3,975	—	31,700
John F. Perotti	24,000	(4)	3,975	23,637 (7)	51,612
Michael A. Varet	41,663	(5)	3,975	—	45,638

(1)	Includes $3,958 paid to Mr. Bassin for his services as Chairperson of the Compensation Committee.
(2)	Includes $5,000 paid to Mrs. Humphreys for her services as Chairperson of the ALCO/Investment Committee.
(3)	Includes $5,000 paid to Ms. Nelson for her services as Chairperson of the Audit Committee.
(4)	Includes $2,500 paid to Mr. Perotti for his services as Chairperson of the Trust Committee.
(5)	Includes $18,458 paid to Mr. Varet for his services as Chairman.
(6)	Represents the grant fair value of 150 shares of Salisbury’s common stock issued on May 15, 2013 pursuant to the 2011 Long Team Incentive Plan, valued at $26.50 per share. Mr. Farrell received a pro-rata portion of 130 shares as he joined the Board on June 29, 2012
(7)	Represents supplemental retirement payments paid to Mr. Perotti.

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Directors’ Fees

During 2013, each non-employee director received an annual retainer of $7,500. In addition, non-employee directors received $500 for each Board of Directors meeting attended and $350 for each committee meeting attended. Effective May 2013, the annual retainer for the Chairman increased from $17,000 annually to $19,500 annually and the retainer for the Chairperson of the Compensation Committee increased from $2,500 annually to $5,000 annually. The Chairman received an annual retainer of $18,458 (pro-rated), the Chairpersons of the Audit Committee and the ALCO/Investment Committee received an annual retainer of $5,000, the Chairperson of the Compensation Committee received an annual retainer of $3,958 (pro-rated) and the Chairperson of the Trust Committee received an annual retainer of $2,500.

Supplemental Retirement Agreement

As the former Chief Executive Officer of Salisbury and the Bank, Director Perotti is receiving benefits under a supplemental retirement agreement that was established for his benefit during his employment. Following his retirement, Mr. Perotti commenced receiving monthly payments in January 2010 and these payments will continue through December 2019. The monthly payments are adjusted annually to reflect the lesser of a five percent (5%) increase or “The Monthly Consumer Price Index for All Urban Consumers, United States City Average, All Items” published by the Bureau of Labor Statistics and are paid for a period of ten (10) years. The aggregate monthly payments in 2013 were $23,637. The supplemental retirement agreement includes provisions that prevent Mr. Perotti from working for a competitor in the proximity of the Bank.

Transactions with Management and Others

Salisbury and the Bank have had, and expect to have in the future, transactions in the ordinary course of business with certain directors, officers and their associates on substantially the same terms as those available for comparable transactions with others not related to Salisbury or the Bank.

Indebtedness of Management and Others

Some of the directors and executive officers of Salisbury and the Bank, as well as firms and companies with which they are associated, are or have been customers of the Bank and, as such, have had banking transactions with the Bank. As a matter of policy, loans to directors and executive officers were, and in the future will be, made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons not related to Salisbury and the Bank and did not, and in the future will not, involve more than the normal risk of collectability or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Salisbury’s executive officers, directors and other persons who own more than ten percent (10%) of Salisbury’s Common Stock to file with the SEC reports of ownership and changes in ownership of Salisbury’s Common Stock and to furnish Salisbury with copies of all such reports that they file.

Based on a review of copies of reports filed with the SEC since January 1, 2013 and of written representations by executive officers and directors, all persons subject to the reporting requirements of Section 16(a) are believed by management to have filed the required reports on a timely basis.

PROPOSAL 2

TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

Shareholders are asked to consider and ratify the appointment of Shatswell, MacLeod & Company, P.C. (“Shatswell”) as independent auditors to audit the consolidated financial statements of Salisbury for the fiscal year ending December 31, 2014. If shareholders do not ratify the appointment of Shatswell, the Audit Committee will consider the vote of shareholders in selecting the independent auditors in the future. Shatswell served as the independent auditors for Salisbury for the fiscal year ended December 31, 2013. A representative of Shatswell is expected to attend the Annual Meeting, and he or she will be provided an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

 Relationship with Independent Public Accountants

Audit Fees

The aggregate fees billed for professional services rendered for the audit of Salisbury’s annual financial statements as presented on Forms 10-K for the last two (2) fiscal years and the reviews of the financial statements included in Salisbury’s Forms 10-Q for the quarters of the fiscal years ended December 31, 2013 and December 31, 2012 were $111,638 and $111,685, respectively.

Audit Related Fees

Fees billed in each of the last two (2) fiscal years for assurance and related services by Shatswell that are reasonably related to performance of the audit or review of Salisbury’s financial statements that are not reported under “Audit Fees” above for each of the fiscal years ended December 31, 2013 and December 31, 2012 were $1,000 and $1,000, respectively.

Tax Fees

The aggregate fees billed in each of the last two (2) years for professional services rendered by Shatswell for tax preparation for the fiscal years ended December 31, 2013 and December 31, 2012 were $9,729 and $9,367, respectively.

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All Other Fees

The aggregate fees billed for services rendered by Shatswell, other than the services covered above, for each of the fiscal years ended December 31, 2013 and December 31, 2012 were $7,500 and $7,500, respectively.

Independence

The Audit Committee of the Board of Directors of Salisbury has considered and determined that the provision of services rendered by Shatswell relating to matters noted above is compatible with maintaining the independence of such auditors.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors, other than those listed under the de minimus exception. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to a particular service or category of services, and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expeditious delivery of services is necessary. The independent auditors and management are required to report to the full Audit Committee regarding the extent of services provided by independent auditors in accordance with this pre-approval and the fees for the services performed to date. In 2013, there were no fees paid to Shatswell that were approved by the Audit Committee pursuant to §17 C.F.R. 210.2-01(c)(7)(i)(C) with respect to waivers of preapproval requirements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE PROPOSAL TO RATIFY THE APPOINTMENT OF SHATSWELL, MACLEOD & COMPANY, P.C. WILL BE APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE PROPOSAL.

PROPOSAL 3

TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE

NAMED EXECUTIVE OFFICERS

The compensation of our President and Chief Executive Officer and our Chief Financial Officer (“Named Executive Officers”) is described in the executive compensation tables of this Proxy. Shareholders are encouraged to carefully review the executive compensation sections of this Proxy Statement, which discuss our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with recently adopted changes to Section 14A of the Exchange Act, shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to Salisbury Bancorp, Inc.’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourage all shareholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE PROPOSAL WILL BE APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE PROPOSAL, HOWEVER, THE RESULTS OF SUCH VOTE SHALL BE NON-BINDING.

OTHER BUSINESS

Salisbury is not aware of any business to be acted upon at the Annual Meeting other than that which is discussed in this Proxy Statement. In the event that any other business requiring a vote of the Shareholders is properly presented at the meeting, the holders of the Proxies will vote your shares in accordance with their best judgment and the recommendations of a majority of the Board of Directors.

You are encouraged to exercise your right to vote by marking the appropriate boxes and dating and signing the enclosed Proxy card. The Proxy card may be returned in the enclosed envelope, postage-prepaid if mailed in the United States. In the event that you are later able to attend the Annual Meeting, you may revoke your Proxy and vote your shares in person. A prompt response will be helpful and your cooperation is appreciated.

A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 2013, which includes the consolidated financial statements of Salisbury for the fiscal year ended December 31, 2013, is being mailed with this Proxy Statement to all shareholders entitled to vote at the Annual Meeting.

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DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any proposal that a Salisbury shareholder wishes to have included in Salisbury’s Proxy Statement and form of Proxy relating to Salisbury’s 2015 Annual Meeting of Shareholders under Rule 14a-8 of the SEC must be received by Salisbury’s Secretary at 5 Bissell Street, P.O. Box 1868, Lakeville, CT 06039-1868 by December 10, 2014. Nothing in this paragraph shall be deemed to require Salisbury to include in its Proxy Statement and form of Proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

In addition, under Salisbury’s Bylaws, shareholders who wish to nominate a director or bring other business before an annual meeting must comply with the following: You must be a shareholder of record and must have given notice in writing to the Secretary of Salisbury (a) not less than twenty (20) days nor more than one hundred thirty (130) days prior to the meeting with respect to matters other than the nomination of directors and (b) not less than thirty (30) days nor more than fifty (50) days prior to the meeting with respect to the nomination of directors.

Your notice must contain specific information required in Salisbury’s Bylaws.

SHAREHOLDER INFORMATION

Salisbury’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the SEC is also available on Salisbury’s website at www.salisburybank.com under “Shareholder Relations”. Copies may be obtained without charge by any shareholder upon written request to: Shelly L. Humeston, Secretary, Salisbury Bancorp, Inc., 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039-1868.

Salisbury’s Annual Report for the fiscal year ended December 31, 2013 accompanies this document and is not incorporated by reference.

By Order of the Board of Directors

/s/ Shelly L. Humeston
Shelly L. Humeston
Secretary
Lakeville, Connecticut
April 7, 2014

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